Exhibit 10(3)                                        FORM FOR EXECUTIVE OFFICERS





                          SPECIAL TERMINATION AGREEMENT

         AGREEMENT made as of the 1st day of April, 1990 by and between Dynatech Corporation, a Massachusetts corporation (the "Company"), and _____________, an individual presently employed by the Company in the capacity of _____________________ (the "Employee").

         1. PURPOSE. In order to allow the Employee to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services to be rendered by the Employee to the Company and other good and Valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Company is willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Employee from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

         2. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred in any one of the following events:

                   (i) when any "person" (as such term is used in Sections 13(d)
         and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of, or announces an intention to make a tender offer for, securities of the Company representing fifteen percent (15%) or more of the total number of votes that may be cast for the election of directors of the Company, and the Board of Directors of the Company has not consented to such event by a two-thirds vote of all of the members of such Board of Directors adopted either prior to such event or within ninety (90) days thereafter, except that if at the time such a consent Vote is adopted after such event, the persons who were directors of the Company immediately prior to such event do not constitute two-thirds of the Board of Directors of the Company such vote shall not be deemed to constitute consent for the purposes of this Agreement; or (b) commences or announces an intention to commence a proxy contest to seat or unseat two or more persons as directors.

                  (ii) persons who, as of the date of execution of this Agreement, constituted the Company's Board of Directors (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date of execution of this Agreement whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board;

                 (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 15% of the combined voting power of the Company's then outstanding securities; provided, however, that the events in this subparagraph (iii) shall not be deemed to be a Change in Control if the transaction, transactions or elections causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board of Directors of the Company in office immediately prior to the Change in Control; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, and the Board of Directors of the Company has not consented to such event by a two-thirds vote of all of the members of such Board of Directors adopted either prior to such event or within ninety (90) days thereafter, except that if at the time such a consent vote is adopted after such event, the persons who were directors of the Company immediately prior to such event do not constitute two-thirds of the Board of Directors of the Company such vote shall not be deemed to constitute consent for the purposes of this Agreement.

         3. TERMINATING EVENT. A "Terminating Event" shall mean any of the events provided in this Section 3 occurring subsequent to a Change in Control as defined in Section 2:

         (a) termination by the Company of the employment of the Employee with the Company for any reason other than (i) death, (ii) deliberate dishonesty of the Employee with respect to the Company or any subsidiary or affiliate, or
(iii) conviction of the Employee of a crime involving moral turpitude; or

         (b) resignation of the Employee from the employ of the Company, while the Employee is not receiving payments or benefits from the Company by reason of the Employee's permanent disability, subsequent to the occurrence of any of the following events:

                   (i) a significant change, other than by reason of promotion, in the nature or scope of the Employee's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Employee immediately prior to the Change in Control; or

                  (ii) a reduction in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company; or

                 (iii) the failure by the Company to pay to the Employee any portion of his current compensation or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due; or

                  (iv) the failure by the Company to continue in effect any material compensation, incentive, bonus or benefit plan in which the
         Employee participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as existed at the time of the Change in Control; or

                   (v) the failure by the Company to continue to provide the Employee with benefits substantially similar to those available to the Employee under any of the life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the

         Employee was participating at the time of the Change in Control, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                  (vi) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

         4. SEVERANCE PAYMENT. In the event a Terminating Event occurs within two (2) years after a Change in Control, the Company shall pay to the Employee an amount equal to the product of (i) the sum of his average annual base salary over the five (5) years preceding the Change in Control and the average annual bonus awarded to him pursuant to the Company's Executive Bonus Plan or any successor plan over the five (5) years preceding the Change in Control; and (ii) that following percent which corresponds to the number of years of employment with the Company or a subsidiary, including if applicable the number of years of employment with that subsidiary prior to its acquisition by the Company, completed by the Employee as of the date of delivery to the other party by the Company or the Employee of written notice of the Employee's termination or resignation as provided in Section 3 hereof ("Date of Termination"):


               NUMBER OF YEARS
 %              OF EMPLOYMENT

100                  3-5
120                  6
140                  7
160                  8
180                  9
200                  10
220                  11
240                  12
260                  13
280                  14
299.9                15 or more

said amount to be payable in one lump-sum payment no later than fifteen (15) calendar days following the Date of Termination. For purposes of this paragraph 4, the Company and the Employee hereby acknowledge that he has completed 11 full years of service with the Company as of the date of this Agreement.

         5.       LIMITATION ON BENEFITS.

         (a) It is the intention of the Employee and of the Company that no payments by the Company to or for the benefit of the Employee under this Agreement or any other agreement or plan pursuant to which he is entitled to receive payments or benefits shall be non-deductible to the Company by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Company, such payments shall be reduced to the maximum amount which can be deducted by the Company. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Employee, such excess payments shall be refunded to the Company with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Company by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Employee shall determine which method shall be followed, provided that if the Employee fails to make such determination within forty-five (45) days after the Company has sent him written notice of the need for such reduction, the Company may determine the method of such reduction in its sole discretion.

         (b) If any dispute between the Company and the Employee as to any of the amounts to be determined under this Section 5, or the method of calculating such amounts, cannot be resolved by the Company and the Employee, either the Company or the Employee after giving three days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Company and the Employee. The determination of such partner as to the amount to be determined under
Section 5(a) and the method of calculating such amounts shall be final and binding on both the Company and the Employee. The Company shall bear the costs of any such determination.

         6. EMPLOYMENT STATUS. This Agreement is not an agreement for the employment of the Employee and shall confer no rights on the Employee except as herein expressly provided.

         7. TERM. This Agreement shall take effect on and as of April 1, 1990 and shall continue in effect through March 31, 1992; provided, however, that commencing on April 1, 1992, and each April 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than 90 days preceding the then scheduled termination date, the Company shall have given notice that it does not wish to extend this Agreement; and provided, further, that if a Change in Control of the Company as defined in
Section 2 shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change in Control occurred.

         8. WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

         9. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Employee to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Employee's rights under this Agreement, the Company shall pay (or the Employee shall be entitled to recover from the Company, as the case may be) the Employee's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Employee of all or a part of any such fees and costs and expenses would be unjust. This provision shall not apply to Section 5(b), except in the event that the Company and the Employee cannot agree on the selection of the accounting partner described in said Section.

         10. ASSIGNMENT: PRIOR AGREEMENTS. Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Employee's death prior to the completion by the Company of all payments due him under this Agreement, the Company shall continue such payments to the Employee's beneficiary designated in writing to the Company prior to his death (or to his estate, if he fails to make such designation). This Agreement Supersedes any prior agreement covering the subject matter hereof.

         11. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         12. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         13. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Employee at the last address the Employee has filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.

         14. ELECTION OF REMEDIES. An election by the Employee to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Employee of any employment agreement between the Company and the Employee and shall not be deemed a voluntary termination of employment by the Employee for the purpose of interpreting the provisions of any of the Company's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Employee under any employment agreement he may then have with the Company, except as otherwise provided in Section 5 hereof; provided, however, that if there is a Terminating Event under Section 3 hereof, the Employee may elect either to receive the severance payment provided under Section 4 or such termination benefits as he may have under any such employment agreement, but may not elect to receive both.

         15. AMENDMENT.  This  Agreement  may  be  amended or modified only by a
written   instrument   signed   by   the  Employee  and  by  a  duly  authorized
representative of the Company.

         16. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized officer, and by the Employee, as of the date first above written.

WITNESS:



- -------------------------------      -------------------------------



ATTEST:                              DYNATECH CORPORATION


_______________________________      By:____________________________
Name:                                   Name:
Title:                                  Title:

[Seal]